SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 20, 2007 (March 15, 2007)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01: Entry into a Material Definitive Agreement

Entry into a Material Definitive Agreement

On March 15, 2007, Zion entered into a Workover and Completion Services Agreement (the "Agreement") with Lapidoth-Israel Oil Prospectors Corp., Ltd. (the "Contractor") for the performance of certain remedial workover, completion and testing services (the "Services") on Zion's Ma'anit #1 well. The Agreement was entered into pursuant to a binding Memorandum of Understanding between Zion and the Contractor dated December 10, 2004 (the "MoU"). The entry into the MoU by Zion and principle terms of the MoU was previously disclosed by Zion in a Form 8-K Current Report filed by Zion with the Securities and Exchange Commission on December 14, 2006.

With the exception of two provisions described below, the terms and conditions of the Agreement reflect and conform with the terms of the MoU. The primary revision of the arrangements as provided in the MoU as agreed to in the Agreement was the rescheduling of the date for the commencement of the Services from March 21, 2007 to April 11, 2007. In consideration of this rescheduling, the Agreement provides that Zion pay the Contractor a rescheduling fee of $20,000. In the context of the Agreement, Zion gave formal notice to the Contractor to commence rig mobilization so as to be in a position to commence the Services on April 11, 2007 and ordered payment to the Contractor of $250,000 on account of the Services as provided in the Agreement. Zion previously made a payment to the Contractor of $150,000 on account of rig mobilization and demobilization as provided in the MoU. A copy of the Agreement is attached as Exhibit 10.1.

The revised schedule for the commencement of the Services as provided in the Agreement conforms with the schedule of Zion's work program under its Ma'anit Joseph License as amended by the Israeli Petroleum Commissioner on March 7, 2007.

Zion issued a press release announcing the entry into the Agreement on March 16, 2007, a copy of which release is attached as Exhibit 99.1.

Item 8.01: Other Events

Extension of Offering and Rescheduling of Final Closing

On March 16, 2007, Zion announced that, in accordance with the Plan of Distribution of its offering of shares of common stock (the "offering") subject of Zion's Registration Statement on Form SB-2 as declared effective by the Securities and Exchange Commission on September 26, 2006, it was exercising its right to extend the termination of the offering by up to sixty (60) days beyond March 26, 2007. Specifically, Zion announced that, subject to earlier termination, it was extending the final closing of the offering until the earlier of (a) May 25, 2007 or (b) the completion of a cement bond survey in the Ma'anit #1 well to determine the quality of the cement bond between the well casing and the surrounding formations, subject to earlier termination by Zion. Zion announced that it is possible that the cement bond survey would be completed as much as three weeks prior to May 25, 2007.

As previously announced, an interim closing is currently scheduled for March 26, 2007. Through the final closing, Zion will continue to accept qualifying subscriptions in its offering up to a maximum of $14,000,000. The terms of the continuing offering will be the same as previously at $7.00 per share with a 100 share minimum. See press release attached at Exhibit 99.1 at Item 9.01(d) below.

Item 9.01(d):

Exhibit 10.1 Workover and Completion Services Agreement, dated March 15, 2007, between Zion Oil & Gas, Inc. and Lapidoth - Israel Oil Prospectors Corp., Ltd.

Exhibit 99.1 Press Release dated March 16, 2007.

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 20, 2007

Zion Oil and Gas, Inc.

By: /s/ Philip Mandelker

Philip Mandelker

Secretary